Exhibit 3.1
Translated from Hebrew

To: Companies Registrar

Company Name:         R.R. Satellite Communications Ltd. (“The Company”)

Company Number:                                             P.C. 51-089629-3

Notification of Amendments to the Company’s Documents of Association

(Section 20 of the Companies Law, 5759 – 1999 (hereinafter: “The Law”)

1.                                       The company hereby provides notification that at an extraordinary Company general meeting that was convened on 19.4.2001, it was decided as follows:

1.1                                 To amend the provisions of the company’s memorandum of association so that Section 2 of the memorandum of association will be canceled and replacing it will be:

“2.                                 The Company’s purpose is to engage in any legal business”

1.2                                 To amend the current draft of the Company’s Articles of Association (hereinafter – “The Current Draft”) and replace it with a new draft of the Company’s Articles of Association (hereinafter – “The New Draft”). Upon the new draft of the Articles of Association taking effect, the current draft of the Company’s Articles of Association will be cancelled.

The new draft of the Company’s Articles of Association is attached to this notice.

2.                                       The foregoing in this notice reflects the provisions of the minutes of the above meeting.

3.                                       I declare that I am an officer in the company as noted in Section 39 of the law.

David Rivel	6556721	General Manager	19.4.01	Signature
Name of Person	Identity Number	Position	Date	Signature
Submitting the Notice		In the Company

Ministry Of Justice

Companies And
Partnerships Registrar

23.04.2001

RECEIVED

Companies Ordinance Memorandum of Association Of The Computers and Communications Electronic Service, Beer Sheva, Ltd.	[Rubber Stamp] Registrar of Companies Duplicate of the Original Receipt No. 89629 Received by: Post Date: 16th August 1981 Round Stamp – Registrar of Companies

1.                                       Company Name:  The Computers and Communications Electronic Service, Beer Sheva, Ltd.

2.                                       a.                                       To establish, to found, to construct, to plan, to initiate, to install, to produce, to purchase, to lease, to rent, to purchase by any other means, to manage, to exist, to hold, to operate, to finance, to develop, to expand, to improve, to exploit, to sell, to rent out, to let, to found, to transfer, to trade, and thwart any other means and all as business, as factories, as stores, places of commerce, places of work, agencies, supply business, marketing and sale of computers, mechanical equipment and mechanics and apparatus connected with the field of computers and spare parts for all of these in of their types and sorts and also to program, to prepare programs, calculations, registration, to supply tests and so on by means of computers.

b.                                      To establish, to found, to construct, to plan, to initiate, to install, to produce, to purchase, to lease, to rent, to purchase by any other means, to manage, to exist, to hold, to operate, to finance, to develop, to expand, to improve, to exploit, to sell, to rent out, to let, to found, to transfer, to trade, and thwart any other means and all as business, as factories, as stores, places of commerce, places of work, agencies, supply business, marketing and sale of communication systems, satellite communications, video and other recordings, telephone, telegraph, teleprinter and technical and mechanical equipment and apparatus connected with the branch of communications, and spare parts for all of these in all of their types and sorts.

c.                                       To establish, to found, to construct, to plan, to initiate, to install, to produce, to purchase, to lease, to rent, to purchase by any other means, to manage, to exist, to hold, to operate, to finance, to develop, to expand, to improve, to exploit, to sell, to rent out, to let, to found, to transfer, to trade, and thwart any other means and all as business, as factories, as stores, places of commerce, places of work, agencies, supply business, marketing and sale of technical and mechanical equipment and apparatus connected to the branch of electronics and electricity and spare parts for all of these in all of their types and sorts.

d.                                      To purchase or buy in any other method assets of any type, whether land or chattels, and especially concerns, factories, mortgages, liens, annual payments, patents, copyrights and any other protected rights, licenses, shares, stock, debentures, stock of debentures, securities, franchises, option rights, produce, policies, open debts, claims and all benefits from these assets, or towards any person or company, to lend money on their behalf, to manage them, to operate them, to develop them, to use any of their rights, to lend them, to mortgage them, to sell them, to change them and to bring them to their ownership by any other means and to take advantage of them and to utilize them in any other method and to manage any business, concern or factory that was so purchased.

e.                                       To initiate, to prepare, to purchase, to lease, to rent, to purchase through another, to establish, to erect, to manage, to exist, to hold, to install, to finance, to operate, to develop, to expand, to improve, to exploit, to let, to sell, to transfer, to transmit, to trade, to take care of in any other way and all as an enterprise and/or manufacturing factories, the merchandise, the preparation, commerce and industry, usually as all of them or part of the things and the products connected and deriving and involved or in situation in the field of those same things that have been mentioned in this memorandum.

f.                                         To initiate, to prepare, to purchase, to lease, to rent, to purchase through another, to establish, to erect, to manage, to exist, to hold, to install, to finance, to operate, to develop, to expand, to improve, to exploit, to let, to sell, to transfer, to transmit, to trade, to take care of in any other way in all branches of trade, investment, real estate and the services, and also to do all of the abovementioned things regarding industrial factories and/or workshops in the field of metals and non-meals whether in a raw state or whether otherwise for any product, material and object that are produced from them;  and all of this without derogating from the generality of the above said in the fields of wood, metals, plastics, electricity, electronics, water, construction, asbestos, gas, cast, steel, agriculture, textile, transportation, vehicles, machinery, shipping, aviation, gasoline, chemicals, chemistry,              car accessories, safety and comfort accessories for vehicles, water desalination, and all of this both in its natural condition, and in the processed condition, wholly or in part.

g.                                      To be engaged in all businesses of production, processing, development, trade, importation, exportation, transportation, supply, marketing, distribution, exploitation, liaison and handling of mechanical equipment and mechanical apparatus, preparations, work tools, crafting tools, machinery, accessories, capacitors, packagings, raw materials, commodities, products, merchandise, and rentals, of any type and kind, and for any usage whatsoever, and all of which as they are to be found in the premises and purposes of the Company, wholly or in part.

h.                                      To invest monies in industry, in housing and building factories, in agriculture, in development plants, in transportation, in shipping, in aviation, banking, trade, and any other investments whatsoever, whether through purchase or in exchange for security of shares, stocks, debentures, stocks of debentures, bonds, commitments, securities, shares, of any kind or type whatsoever.

i.                                          To lend monies and to give advances or credit and to pledge for the debts and for the contracts of those people, those companies and those associations, and at the same conditions, that the company will find to be appropriate and to people and companies with which the Company has business relations, and to receive from those to whom the Company will loan money and will provide them with credit or will pledge for them as above-mentioned, all types of guarantees and securities, as the Company will find to be proper, and in general, without derogating from the generality of the aforesaid – mortgages, pledging, liens, fluctuating and fixed liens, on any assets whatsoever, moving or stationary, and to release and to waive each and every such aforementioned guarantee and security, and to deposit them under the same conditions as the Company will find to be proper.

j.                                          To be involved in any entrepreneurial business and establishment of any factories that are defined in this Memorandum, companies and association, franchisers, contractors, capital owners, property owners, traders, messengers, agents and their representatives, and to take upon themselves to perform any action or business that assists in the achievement of these above-mentioned objectives, wholly or in part.

k.                                       To initiate, to found, to establish, to associate, to administer, to participate and to control any factory, company or association, and to act as a manager of any company or association, in any framework whatsoever of the company’s objectives.

l.                                          To loan, to achieve and to promise payment of any amount of money in any form and under any conditions such as the company will find to be appropriate, including by the preparation of debentures, series of debentures, and stock of debentures, that have been promised by the buyer of the Company, wholly or in part, whether now or in the future, real estate and belongings, and in general, capital that has not yet become payable, and to purchase, to deposit, to trade any such securities as this, and the Company will also be entitled to promise the redemption of all monies that have been borrowed by giving a mortgage on real-estate property owned by it or on other assets, wholly or in part, and to deposit and to redeem all such mortgages, liens or pledges.

m.                                    To be involved in research, searching, and development of natural resources and their exploitation, to establish, to hold and to administer foundations, stations, and experimental farms, laboratories, and research institutes, and to finance, to organize, to employ, to equip, to send delegations, and testimony, and experts and all of this within the framework of the objectives of the Company.

n.                                      To be involved with the theory of establishers, purchasers, owners, renters, leasers, holders, managers, developers, users, sellers, renters, and landlords of roads, streets, iron railways, transportation installations, stations, garages and warehouses.

o.                                      To request, to register, to buy or to purchase by any other method or to acquire rights of use, or examination, to protect, to prohibit in Israel, or outside of Israel, any types of patents, patent rights, inventors licenses, franchises (hereinafter: “patent rights”) which in the opinion of the Company can result in benefit for them, and also to use the patent rights, and work in accordance with them, to utilize them in any manner whatsoever, and to make any agreement whatsoever and to take advantage of any activity whatsoever in regard to the rights, licenses and additional rights and privileges with regard to the patent rights.

p.                                      To request, to acquire, to register, to hold, to have, to, to sell and to transfer, any part of the above parts, plans, production processes, know-how, professional secrets, permits, licenses, holdings, franchises, leases, and rights and benefits of any type whatsoever that entitle the Company or the clients or those enabled by the Company to handle the matters that they are authorized to handle.

q.                                      To establish, to found, or to participate in the establishment or the founding of any Company or in the founding of any Company or association for the purchase of purchasing or accepting on itself, wholly or in part, the property, rights and obligations of that Company, and for any purpose that will assist directly or industry, this Company, to progress in any matter that is within the framework of any purpose whatsoever of the objectives of this Company.

r.                                         To associate with or to merge with any company.

s.                                       To sell and to transfer property of the Company, wholly or in part, at the same price that the company will find to be proper, and especially in exchange for shares, debentures or other shares to another company whose objectives, wholly or in part, are similar to the objectives of the Company (except not causing reduction in capital through a method that is not determined in the articles of the Company).

t.                                         To join through any contract or agreement, and to sign on any document, note and contract within the scope of its objectives, of the Company.

u.                                      To insure the Company through an insurance company, its property, its installations, its factories, its activities, wholly or in part against all damages, loss, danger or responsibility.

v.                                      To distribute its assets, wholly or in part, between its companies, reflectively, in accordance with the directives of the Company Ordinance,  as long as this will not result in a reduction of capital, and in the event that this will result in reduction of capital, to do this only in the manner which is determined in the Company Ordinance.

w.                                    To give an allowance, to award prizes, to its employees and its managers, or to those of its employees and managers, and to its family members, and also the Company can found or support and assist in the opening of schools, health institutes, science or commercial companies, whether if these institutions and companies are connected with the dealings of the Company, and whether they have no such connection, and the Company can found and finance clubs or other institutions for the benefit of the Company business or of its employees and its management.

x.                                        To do every activity or each activity detailed in the second addendum of the Company Articles,  and it is hereby clarified that every purpose or authorization of action that will be added to the second addendum to the Company Articles by any amendment whatsoever of that Article or in any other manner, will be considered as if it had been added explicitly to this Memorandum of Association;  however, any purpose or authorization - activity that will be realized from the second addendum to the Company Articles by any amendment whatsoever of that directive, or by any other method, will not be considered from this Memorandum of Association and will continue to be considered as included in this Memorandum of Association, unless if that purpose or authorization of action will be prohibited according to the law that will prevail in Israel at that time.

y.                                      To implement all of the actions in this Memorandum, or part of them, whether in Israel or whether outside of Israel in any part of the universe, whether as authorizers, authorized, owners, agents, trustees, contractors or in any other way, whether by itself or in partnership with others and by authorized, agents, trustees, contractors or by any other method.

3.                                       The responsibility of the members is limited.

4.                                       The share capital of the Company is 20,000.- Shekels and it is divided into twenty thousand regular shares of one shekel each. The rights connected to the Company shares and the instructions which are imposed on them will be obliged as fixed in the Articles of Association of the Company, the Company will be entitled to increase the share capital or to decrease it subject to the directives contained in the Company Articles as they will be from time to time, whether the Company will be entitled to produce this, by reaching a special decision, part of the original share capital or the increased, with or without executive rights, privileges or any kind of special rights or limited or rejected rights, or subject to any condition or special restriction; in the event that the condition of issuing the shares from the share capital of the Company is not determined in the directives, and explicitly, vice versa, every issuance of a share, of whatever designation they may be, will be subject to the authorities of the Company as set forth above.

We, the undersigned, whose names and addresses are listed below, wish to associate the Company in accordance with this Memorandum of Association, and agree to take the number of shares in the Company that is registered next to our names, as follows hereunder, one after the next.

Name of signatory	I. D. No.	Registered address	description	No. shares taken by signatory	signature

Haim Rehav	155257	(illegible) 121/12 Beer Sheva	Mechanic	1	( )
David Rivel	655674	24 Arava Street Omer	Electronics Engineer	1	( )

We hereby confirm that to the best of our knowledge and understanding the details contained in this document are correct and complete.

Date:	July 20, 1981	(signature)

Adv. Eitan Barkai